Exhibit 10(w)

Execution Version

AMENDED AND RESTATED SECOND LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Amended and Restated Second Lien Intellectual Property Security Agreement (this “Agreement”), dated as of September 8, 2016 is made by K. HOV IP, II, INC., a Delaware corporation (“the Grantor”) in favor of Wilmington Trust, National Association, as Joint Collateral Agent (as defined below) (in such capacity, the “Collateral Agent”) for the benefit of itself, the Trustees (as defined below) and the Noteholders (as defined below).

WHEREAS, the Issuer, Hovnanian and each of the other Guarantors party thereto entered into the Indenture dated as of October 2, 2012 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “9.125% Indenture”) with Wilmington Trust, National Association, as trustee (in such capacity, the “9.125% Trustee”) and as collateral agent (in such capacity, the “9.125% Collateral Agent”), pursuant to which the Issuer has issued, and may from time to time issue, 9.125% Senior Secured Second Lien Notes due 2020 (collectively, the “9.125% Notes”) upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the 9.125% Indenture, the Grantors entered into the Second Lien Intellectual Property Security Agreement, dated as of October 2, 2012 (as heretofore amended, supplemented, amended and restated or otherwise modified from time to time, the “Existing IP Security Agreement”), in favor of the 9.125% Collateral Agent, for the benefit of itself, the 9.125% Trustee and the 9.125% Noteholders (as defined below);

WHEREAS, the Issuer, Hovnanian and each of the other Guarantors party thereto have entered into the Indenture, dated as of September 8, 2016 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “10.000% Indenture” and together with the 9.125% Indenture, the “Indentures”), with Wilmington Trust, National Association, as trustee (in such capacity, the “10.000% Trustee” and together with the 9.125% Trustee, the “Trustees”) and collateral agent (in such capacity, the “10.000% Collateral Agent”), pursuant to which the Issuer has issued, and may from time to time issue, its 10.000% Senior Secured Second Lien Notes due 2018 (collectively, the “10.000% Notes” and together with the 9.125% Notes, the “Secured Notes”) upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the 10.000% Indenture, the Issuer, Hovnanian, each of the other Grantors, the 9.125% Collateral Agent and the 10.000% Collateral Agent have entered into the Second Lien Collateral Agency Agreement, dated as of September 8, 2016 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Second Lien Collateral Agency Agreement”), pursuant to which the Issuer and the 10.000% Collateral Agent appointed the 9.125% Collateral Agent to act as collateral agent on behalf of the 10.000% Secured Parties, in addition to acting as collateral agent on behalf of the 9.125% Secured Parties, pursuant to this Agreement and the other Security Documents (the 9.125% Collateral Agent, in such capacity as collateral agent for the Secured Parties, the “Joint Collateral Agent”) and the 9.125% Collateral Agent accepted such appointment;

WHEREAS, in connection with the 10.000% Indenture the Issuer, Hovnanian and each of the other Guarantors party thereto have entered into the Credit Agreement, dated as of July 29, 2016, as amended, supplemented, amended and restated or otherwise modified from time to time, with Wilmington Trust, National Association, as administrative agent (in such capacity, the “Senior Credit Agreement Administrative Agent”) and collateral agent (in such capacity, the “Senior Credit Agreement Collateral Agent”) and the lenders party thereto;

WHEREAS, the Issuer, Hovnanian and each of the other Guarantors party thereto entered into the Indenture, dated as of October 2, 2012, with Wilmington Trust, National Association, as trustee (in such capacity, the “Senior Notes Trustee”) and as collateral agent (in such capacity, the “Senior Notes Collateral Agent”), pursuant to which the Issuer has issued, and may from time to time issue, its 7.25% Senior Secured First Lien Notes due 2020 upon the terms and subject to the conditions set forth therein;

WHEREAS, the Issuer, Hovnanian, the Grantors party thereto, the Senior Notes Trustee, the Senior Notes Collateral Agent, the Senior Credit Agreement Administrative Agent, the Senior Credit Agreement Collateral Agent, the 9.125% Trustee, the 9.125% Collateral Agent, the 10.000% Trustee, the 10.000% Collateral Agent, the Joint Collateral Agent and the Mortgage Tax Collateral Agent have entered into the Amended and Restated Intercreditor Agreement dated as of September 8, 2016 (as amended, supplemented, amended or restated or otherwise modified from time to time, the “Intercreditor Agreement”);

WHEREAS, the Secured Notes constitute Second-Lien Indebtedness under the Intercreditor Agreement;

WHEREAS, the Issuer is a member of an affiliated group of companies that includes Hovnanian, the Issuer’s parent company, and each other Guarantor;

WHEREAS, the Issuer and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the issuance of the Secured Notes; and

WHEREAS, pursuant to and under the Indenture and the Amended and Restated Second Lien Security Agreement dated as of September 8, 2016 (the “Security Agreement”) among the Issuer, Hovnanian, each of the signatories listed on Schedule A thereto (together with any other entity that may become a party thereto) and the Collateral Agent, the Grantor has agreed to enter into this Agreement in order to grant a security interest to the Collateral Agent in certain Patents, Trademarks, Copyrights and other Intellectual Property as security for such loans and other obligations as more fully described herein.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1.     Defined Terms. Except as otherwise expressly provided herein, (a) capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Security Agreement and (b) the rules of construction set forth in Section 1.02 of the Indenture shall apply to this Agreement. Where applicable and except as otherwise expressly provided herein or in the Intercreditor Agreement, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in New York as amended from time to time (the “Code”).

2.     To secure the full payment and performance of all Secured Obligations, the Grantor hereby grants to the Collateral Agent a security interest in the entire right, title and interest of such Grantor in and to all of its Intellectual Property, including, without limitation, any of the foregoing referred to in Schedule A; provided, however, that notwithstanding any of the other provisions set forth in this Section 2 (and notwithstanding any recording of the Collateral Agent’s Lien made in the U.S. Patent and Trademark Office, U.S. Copyright Office, or other registry office in any other jurisdiction), this Agreement shall not constitute a grant of a security interest in (i) any property or assets constituting “Excluded Property” (as defined in the Indenture) or (ii) any property to the extent that such grant of a security interest is prohibited by any applicable Law of an Official Body, requires a consent not obtained of any Official Body pursuant to such Law or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such Law or the term in such contract, license, agreement, instrument or other document or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable Law including 9-406, 9-407, 9-408 or 9-409 of the New York UCC (or any successor provision or provisions); provided, further, that no security interest shall be granted in any United States “intent-to-use” trademark or service mark applications unless and until acceptable evidence of use of the trademark or service mark has been filed with and accepted by the U.S. Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (U.S.C. 1051, et seq.), and to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such “intent-to-use” trademark or service mark applications under applicable federal Law. After such period and after such evidence of use has been filed and accepted, the Grantor acknowledges that such interest in such trademark or service mark applications will become part of the Collateral. The Collateral Agent agrees that, at the Grantor’s reasonable request and expense, it will provide such Grantor confirmation that the assets described in this paragraph are in fact excluded from the Collateral during such limited period only upon receipt of an Officer’s Certificate or an Opinion of Counsel to that effect.

3.     The Grantor covenants and warrants that:

(a) To the knowledge of the Grantor, on the date hereof, all material Intellectual Property owned by the Grantor is valid, subsisting and unexpired, has not been abandoned and does not, to the knowledge of the Grantor, infringe the intellectual property rights of any other Person;

(b) The Grantor is the owner of each item of Intellectual Property listed on Schedule A, free and clear of any and all Liens or claims of others except for the Permitted Liens. The Grantor has not filed or consented to the filing of any financing statement or other public notice with respect to all or any part of the Collateral in any public office, except as contemplated by the Security Agreement or as permitted by the Indentures;

4.     The Grantor agrees that, until all of the Secured Obligations shall have been indefeasibly satisfied in full, it will not enter into any agreement (for example, a license agreement) which is inconsistent with Grantor’s obligations under this Agreement, without the Agent’s prior written consent which shall not be unreasonably withheld or delayed except Grantor may license Intellectual Property in the ordinary course of business without the Agent’s consent to suppliers, agents, independent contractors and customers to facilitate the manufacture and use of such Grantor’s products or services; and may otherwise take those actions permitted by the Indentures.

5.     All of the Collateral Agent’s rights and remedies with respect to the Intellectual Property, whether established hereby, by the Security Agreement or by the Indenture or by any other agreements or by Law, shall be cumulative and may be exercised singularly or concurrently. In the event of any irreconcilable inconsistency in the terms of this Agreement and the Security Agreement, the Security Agreement shall control.

6.     The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any clause or provision of this Agreement in any jurisdiction.

7.     The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties; provided, however, that except as permitted by the Indenture, the Grantor may not assign or transfer any of its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void.

8.     This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the Law of the State of New York.

9.     The Grantor hereby irrevocably and unconditionally:

(a)     submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)     consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)     agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Grantor at its address referred to in Section 8.02 of the Security Agreement or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)     agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)     waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10.     This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

11.     THE GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY A JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER NOTEHOLDER DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

12.     All notices, requests and demands to or upon the Collateral Agent or the Grantor shall be effected in the manner provided for in Section 13.03 of the Indenture.

13.     In the performance of its obligations, powers and rights hereunder, the Collateral Agent shall be entitled to the rights, benefits, privileges, powers and immunities afforded to it as Collateral Agent under the Indenture. The Collateral Agent shall be entitled to refuse to take or refrain from taking any discretionary action or exercise any discretionary powers set forth in this Agreement unless specifically authorized under the Indenture or it has received with respect thereto written direction of the Issuer, the Noteholders or the Trustee in accordance with the Indenture (it being understood and agreed that the actions and directions set forth in Section 9.01 of the Indenture are not discretionary). Notwithstanding anything to the contrary contained herein and notwithstanding anything contained in Section 9-207 of the New York UCC, the Collateral Agent shall have no responsibility for the creation, perfection, priority, sufficiency or protection of any liens securing Secured Obligations (including, but not limited to, no obligation to prepare, record, file, re-record or re-file any financing statement, continuation statement or other instrument in any public office). The permissive rights and authorizations of the Collateral Agent hereunder shall not be construed as duties. The Collateral Agent shall be entitled to exercise its powers and duties hereunder through designees, specialists, experts or other appointees selected by it in good faith.

14.     Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION as Collateral Agent

By:	/s/ John T. Needham, Jr.
Name: John T. Needham, Jr.
Title: Vice President

Grantor:

K. HOV IP, II, INC.

By:	/s/ David Bachstetter
Name: David Bachstetter
Title: Vice-President—Finance and Treasurer

[Signature Page to Second Lien IP Security Agreement]

SCHEDULE A

LIST OF UNITED STATES REGISTERED AND APPLIED FOR PATENTS, COPYRIGHTS AND TRADEMARKS

Trademark	Application No. / Registration No.
55 NEVER LOOKED SO GOOD	4035326
EVERY CORNER	86722536
FROM YOUR HOME TO OURS	3682068
HOME DESIGN GALLERY	3017498
HOVNANIAN ENTERPRISES	3782845
HOVNANIAN ENTERPRISES, INC. and Design	3786278
IF YOU'RE NOT 55, YOU'LL WISH YOU WERE	3564614
K HOVNANIAN HOMES and Design	3493815
K. HOVNANIAN	3579682
KHOV	2710008
KHOV.COM	2544720
LET'S BUILD IT TOGETHER	2965030
LIFE. STYLE. CHOICES.	2725754
LIVE COASTAL	86823726
M&M MATZEL & MUMFORD Design	3485602
MATZEL & MUMFORD	3071666
NATURE TECHNOLOGY EFFICIENCY and Design	4152642
NATURE TECHNOLOGY EFFICIENCY and Design	4204392
NATURE TECHNOLOGY EFFICIENCY	4116384
NATURE TECHNOLOGY EFFICIENCY	4116385
THE FIRST NAME IN LASTING VALUE	1418620
THE NAME BEHIND THE DREAM	3832465
WONDER HOMES	2671912
STYLESUITE	4126920
Design	2040802
BRIGHTON HOMES	2412033
BRIGHTON HOMES	2395356